                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ATLANTIC RICHFIELD COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           23-0371610
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                            515 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071
                                  213-486-3511
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            BRUCE G. WHITMORE, ESQ.
                              CORPORATE SECRETARY
                           ATLANTIC RICHFIELD COMPANY
                            515 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071
                                  213-486-1774
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                              DIANE A. WARD, ESQ.
                        COUNSEL -- SECURITIES & FINANCE
                           ATLANTIC RICHFIELD COMPANY
                            515 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071
                                  213-486-2808
                            ------------------------

        Approximate date of commencement of proposed sale to the public:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED                 PROPOSED
                                                              MAXIMUM                  MAXIMUM
 TITLE OF EACH CLASS OF           AMOUNT TO BE            OFFERING PRICE              AGGREGATE                AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED                PER UNIT*             OFFERING PRICE*         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities............     $1,500,000,000**               100%                $1,500,000,000              $417,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

 * Estimated solely for purpose of computing the registration fee.
** Indicates issue price in the case of Debt Securities sold with original issue discount. Principal amount at maturity will be greater.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED JANUARY 27, 1999
PROSPECTUS

ARCO  [LOGO]

ATLANTIC RICHFIELD COMPANY
515 South Flower Street
Los Angeles, California 90071
(213) 486-3511

DEBT SECURITIES

     ARCO may periodically issue debt securities on terms determined by market conditions at the time of sale. The debt securities will be general unsecured obligations of ARCO. The Company may issue debt securities in one or more series:

     - in various amounts up to an aggregate of $1,500,000,000;

     - with various maturity dates and interest payment dates;

     - at fixed prices, at prevailing market prices or at negotiated prices;

     - at par value, at a premium to par or with an original issue discount;

     - for U.S. dollars or foreign currencies;

     - represented by certificates or in book-entry form; and

     - subject to redemption, exchange or conversion rights by the holder or the Company.

     The debt securities may be sold:

     - directly to purchasers by the Company;

     - through agents selected by the Company; or

     - through underwriters acting alone or as part of an underwriting syndicate.

   This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

   The prospectus supplement will include the specific terms of the offering, the names of the agents and underwriters, if any, the amount they are to be paid and the amount of net proceeds to the Company.

     See "Forward-Looking Statements" on page 4 for discussion of certain risks that should be considered by prospective buyers of the debt securities.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is                      , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
                            PROSPECTUS
About This Prospectus.......................................    3
Where You Can Find More Information.........................    3
Forward-Looking Statements..................................    4
The Company.................................................    4
Use of Proceeds.............................................    5
Ratio of Earnings to Fixed Charges..........................    5
Description of Debt Securities..............................    5
Plan of Distribution........................................   12
Experts.....................................................   13
Legal Opinion...............................................   13

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ARCO has filed with the SEC utilizing a "shelf" registration process. Under this shelf process, ARCO may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. This prospectus provides you with a general description of the debt securities the Company may offer. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

ARCO files annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document ARCO files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows public companies to "incorporate by reference" the information filed with the SEC, which permits companies to disclose important information to investors and shareholders by referring them to those documents that a company has incorporated by reference.

The information incorporated by reference is an important part of this prospectus, and information that ARCO files with the SEC after the date of this prospectus will automatically update and supersede this information. ARCO incorporates by reference the following documents and any future filings with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until ARCO sells all $1,500,000,000 of the debt securities (ARCO's file number with the SEC is No. 1-1196):

- Annual Report on Form 10-K for the year ended December 31, 1997;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

- Current Reports on Form 8-K, dated January 25, 1998, June 3, 1998, June 18, 1998, June 29, 1998, September 30, 1998, November 23, 1998, January 15, 1999,
  January 18, 1999 and January 25, 1999.

The debt securities will be governed by one of two almost identical indentures.

The specific indenture will be identified in the prospectus supplement. Both indentures are filed as exhibits to this registration statement (File No.
333-     ) and incorporated by reference in this prospectus.

- Indenture dated as of May 15, 1985 between ARCO and The Chase Manhattan Bank, N.A., as trustee.

- Indenture dated as of January 1, 1992 between ARCO and The Bank of New York, as trustee.

You may read and copy these documents using the Internet by accessing our web site at http://www.arco.com.

You may also request a paper copy of these filings at no cost, by writing or telephoning the Company at the following address:

  Felicia Werts
  Securities Regulation Coordinator
  Atlantic Richfield Company
  515 South Flower Street
  Los Angeles, California 90071
  (Telephone: 213-486-1450).

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The Company is not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

ARCO makes statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of ARCO's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. These risks, uncertainties and factors include:

     - Worldwide general economic, business and regulatory conditions

     - The effect of crude oil and natural gas supply and demand on prices for these commodities

     - The effect of local political and economic conditions on ARCO's oil and gas exploration, development and production projects throughout the world

     - The effect of continued low crude oil prices on ARCO's ability to economically produce its existing reserves

     - ARCO's ability to realize before tax cost savings of $350 million in 1999 and $500 million in 2000 as a result of its global cost reduction program and to realize its proposed reductions in capital expenditures

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see the documents incorporated by reference for more information on these factors. These forward-looking statements represent ARCO's estimates and assumptions only as of the date of this prospectus.

                                  THE COMPANY

The Company began operations in 1866 as the Atlantic Petroleum Storage Company. In 1966 Richfield Oil Corporation was merged into the Company. Sinclair Oil Corporation was merged into ARCO in 1969. The Anaconda Company was acquired by ARCO in 1977 and was merged into ARCO in 1981. ARCO became a Delaware corporation in 1985.

ARCO is a global oil and gas enterprise. Its upstream exploration and production operations are focused in Alaska, the Gulf of Mexico (through its 82% owned subsidiary, Vastar Resources, Inc.), China, Indonesia, the United Kingdom North Sea, North Africa and Northern South America. The Alaska oil production is integrated with ARCO's refining and marketing operations in the Western United States. These include a marine fleet, two refineries and branded consumer marketing outlets located primarily in five Western states.

                                USE OF PROCEEDS

The net proceeds from the sale of the debt securities offered hereby will be used for general corporate purposes, primarily for the replacement of short-term debt with long-term debt. The proceeds may also be used for capital expenditures, the scheduled retirement of long-term debt, and other corporate purposes. For current information on ARCO's commercial paper balances and average interest rate, see our most recent Form 10-K and 10-Q. See "Where You Can Find More Information."

                       RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the five years ended December 31, 1998:

     YEAR ENDED DECEMBER 31,
-----------------------------------
1998      1997   1996   1995   1994
-----     ----   ----   ----   ----
(1.35)(a) 4.24   4.28   2.43   1.95

The ratios of earnings to fixed charges were computed by dividing earnings (deficit) by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, minority interest and fixed charges. Fixed charges include interest, amortization of debt expense and the estimated interest component of rentals.

---------------

(a) In 1998, the negative ratio indicates a less than one-to-one earnings coverage of fixed charges. Fixed charges of $599 million combined with an earnings deficit of $809 million per the ratio of earnings to fixed charges calculation resulted in a $1.4 billion deficiency in a one-to-one earnings coverage of fixed charges in 1998. The deficiency includes a before tax net charge of approximately $1.35 billion for asset writedowns, restructuring costs and a tax refund in the fourth quarter of 1998.

                         DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under one of two almost identical indentures:
(1) an indenture dated as of May 15, 1985 between ARCO and The Chase Manhattan Bank, N.A., as trustee; or (2) an indenture dated as of January 1, 1992 between ARCO and The Bank of New York, as trustee. Each prospectus supplement will identify the indenture and the trustee for that particular series of debt securities. The terms "trustee" and "indenture" are used in this prospectus to refer to the particular trustee and indenture identified in the prospectus supplement for each series of debt securities. Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt securities. If you would like to read the entire indenture, see "Where You Can Find More Information."

GENERAL

The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series.

The Company has summarized selected provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to this registration statement and you should read the indentures for provisions that may be important to you. Capitalized terms used in the sum-mary have the meanings specified in the indentures.

If you would like more information on these provisions, review the indentures that we have filed with the SEC. See "Where You Can Find More Information" on how to locate the indentures.

General. The indenture does not limit the aggregate principal amount of debt securities that ARCO can issue. The indenture provides for the issuance of debt securities in one or more series, in an aggregate principal amount authorized by the board of directors prior to issuance. All securities issued under the indenture will be general unsecured obligations of ARCO and will rank equally with all of ARCO's other unsecured and unsubordinated outstanding indebtedness. The indenture does not limit the amount of other unsecured indebtedness or securities that ARCO may issue.

Unless otherwise indicated in a prospectus supplement, the debt securities will not benefit from any covenant or other provision that would afford holders special protection in the event of a highly leveraged transaction involving the Company, except for any protection provided by the provisions described below under "Limitation on Liens" and "Limitations on Sale and Leaseback Transactions."

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

- the designation of such debt securities;

- any limit upon the aggregate principal amount and currency or currency unit of such debt securities;

- the denominations in which such debt securities are authorized to be issued if other than $1,000;

- the percentage of their principal amount at which such debt securities will be issued;

- the date on which such debt securities will mature;

- if the debt securities are to bear interest, the rate per annum at which such debt securities will bear interest (or the method by which such rate will be determined);

- the times at which such interest, if any, will be payable or the manner of determining the same;

- the date, if any, after which such debt securities may be redeemed or purchased and the redemption or purchase price;

- the sinking fund requirements, if any;

- special United States federal income tax considerations, if any;

- information with respect to registration, transfer and exchange and payment of certificates issued in certificate form, if applicable;

- the manner in which the amount of any payments of principal and interest on the debt securities determined by reference to an index are determined; and

- any other terms of the debt securities not inconsistent with the indenture.

The prospectus supplement may contain information with respect to additional covenants that may be included in the terms of a series of debt securities.

No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may require the holder to pay any applicable tax or other governmental charge.

LIMITATION ON LIENS

Limitation on Liens. The indenture provides that, so long as any debt securi-ties issued under the indenture are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, issue, assume or guarantee any indebtedness secured by a mortgage, lien, pledge or other encumbrance ("Liens") on any Restricted Property of the Company or any of its subsidiaries unless the debt securities (and any other indebtedness ranking equally with the debt securities if the Company so determines) will be secured equally and ratably with (or prior to) such indebtedness so long as such indebtedness is so secured. This restriction will not apply to:

(1) Liens affecting property of a business existing at the time it is acquired or at the time it is merged into or consolidated with the Company or a subsidiary of the Company;

(2) Liens on property existing at the time of acquisition of that property or incurred to secure payment of the purchase price or to secure indebtedness incurred prior to, at the time of, or within 24 months after the acquisition of that property for the purpose of financing all or part of the purchase price;

(3) Liens on property to secure all or part of the cost of exploration, drilling or development of the property or all or part of the cost of improving any property or Liens to secure indebtedness to provide funds for any such activities;

(4) Liens that secure only indebtedness owing by a subsidiary of the Company to the Company or to another subsidiary of the Company;

(5) Liens to secure indebtedness incurred in connection with pollution control or abatement facilities or other forms of industrial revenue bond financing and Liens to government entities; and

(6) any extension, renewal or replacement of any Lien referred to in clauses (1) through (5) above.

The Company and any one or more of its Restricted Subsidiaries may, without securing the debt securities, issue, assume or guarantee indebtedness secured by a Lien which would otherwise be subject to the Lien restrictions. The aggregate principal amount of this indebtedness, together with all other indebtedness of the Company and its Restricted Subsidiaries so secured at any one time, may not exceed 10% of consolidated net tangible assets of the Company and its consolidated subsidiaries. Under the indenture, the following types of transactions will not be deemed to create indebtedness secured by Liens:

(1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment; and

(2) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States, any state or any department, agency or instrumentality of either.

The term "indebtedness" of a person means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by that person for the repayment of money borrowed and all payment obligations of that person as lessee under capital leases. Under the indenture, all indebtedness upon which a person customarily pays interest, if secured by a lien upon property owned by the Company or any subsidiary of the Company, will be deemed to be indebtedness of such person, although such person has not assumed or become liable for the payment of such indebtedness. All indebtedness of others guaranteed as to payment of principal by any person or in effect guaranteed by that person through a contingent agreement to purchase such indebtedness will also be deemed to be indebtedness of that person. Indebtedness of a person will not include amounts payable out of all or a portion of the oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources produced, derived or extracted from properties owned or developed by that person.

The indenture defines the term "consolidated net tangible assets" as the total amount of assets of the Company and its subsidiaries on a consolidated basis after deducting:

(1) all current liabilities (excluding any which are, by their terms, extendible or renewable at the option of the Company or its subsidiaries to a time more than 12 months after the determination date); and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

The indenture defines the term "subsidiary" of the Company as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company, by one or more other subsidiaries, or by the Company together with one or more other subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether or not any other class of stock has such voting power by reason of any contingency.

The term "Restricted Property" means any of the Company's or a subsidiary's oil or gas producing properties or refining or manufacturing plants (other than such determined by the board of directors not to be a principal plant) located in the continental United States, and any shares of capital stock or indebtedness of a Restricted
Subsidiary.

The term "Restricted Subsidiary" means any subsidiary which owns Restricted Property unless substantially all such subsidiary's physical properties are located outside the continental United States.

The indenture also provides that upon any consolidation or merger of the Company with or into any other corporation, or upon any sale or conveyance of all or substantially all of its property to any other corporation, if any of the property of the Company or of any Restricted Subsidiary would thereupon become subject to any mortgage, lien or pledge, the Company will first secure the debt securities equally and ratably with any other obligations of the Company or any Restricted Subsidiary then entitled thereto, by a direct lien on all such property prior to all liens other than any theretofore existing thereon.

LIMITATION ON SALE AND LEASE-BACK

The Company agrees that neither it nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Restricted Property with any person (other than the Company or a subsidiary) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions regarding Limitation on Liens, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Lien on the property to be leased without equally and ratably securing the debt securities, or (b) the Company during or immediately after the expiration of four months after the effective date of such transaction applies to the voluntary retirement of its Funded Debt an amount equal to the greater of: (1) the net proceeds of the sale of the property leased in such transaction or (2) the fair value in the opinion of the board of directors of the leased property at the time such transaction was entered into (subject to credits for certain voluntary retirements of Funded Debt, including the debt securities).

EVENTS OF DEFAULT

Unless otherwise provided with respect to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities issued under the indenture:

(1) failure to pay principal of (or premium, if any, on) any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of the debt securities of that series, continued for 30 days;

(4) failure to perform any other covenant of the Company in the indenture (other than a covenant included in the indenture solely for the benefit of another series of debt securities), continued for 90 days after written notice as provided in the indenture;

(5) certain events of bankruptcy, insolvency or reorganization; and

(6) any other event of default that may be specified with respect to the debt securities of that series.

If an event of default occurs with respect to any outstanding series of debt securities as described in clause (1), (2), (3) or (6) above, the principal amount of all outstanding debt securities of that particular series may be declared due and payable immediately by either:

(A) the trustee; or

(B) the holders of at least 25% in principal amount of that series.

If an event of default occurs as described in clauses (4) or (5) above, the principal amount of all outstanding debt securities may be declared due and payable immediately by either:

(A) the trustee; or

(B) the holders of at least 25% in principal amount of all outstanding debt securities under the indenture.

At any time after a declaration of acceleration with respect to a series of debt securities has been made, the holders of a majority in principal amount of the outstanding debt securities of the series (or holders of a majority in principal amount of all outstanding debt securities, if the acceleration has been declared by all holders) may, except in the case of an event of default described in clauses (1) and (2) above, waive such acceleration. This waiver must be made before a judgment or decree for payment of the debt securities has been obtained.

There are no cross-default provisions applicable to any indebtedness outstanding under the indentures. Depending on the terms of certain other indebtedness of the Company, such as bank indebtedness, that may be outstanding from time to time, an event of default under the indenture may give rise to cross-defaults on such other indebtedness of the Company.

The indenture requires the Company to file annually with the trustee an officers' certificate as to the absence of certain defaults under the terms of the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal or interest) if it considers it in the interest of the holders of the debt securities to do so.

The indenture provides that the trustee is under no obligation to exercise any of its rights under the indenture at the direction of the holders of the debt securities unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for indemnification, the indenture provides that the holders of a majority in principal amount of the outstanding debt securities of the particular series affected have the right to direct the proceeding for any remedy available to the trustee.

MODIFICATION

Modifications and amendments of the indenture may be made by the Company and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities under the indenture affected by such change. However, without the consent of each holder affected by such change, no modification or amendment may:

(1) extend the fixed maturity date of the principal of, or any installment of interest on, any debt security;

(2) reduce the principal amount of, or the premium (if any) or interest on, any debt security;

(3) change the currency, currencies or currency unit or units in which the principal of, or premium (if any) or interest on, any debt security is to be paid; or

(4) reduce the percentage in principal amount of outstanding debt securities required to consent to a modification or amendment of the indenture or to a waiver of compliance with certain provisions of the indenture or to a waiver of certain defaults.

CONSOLIDATION MERGER AND SALE OF ASSETS

The Company, without the consent of any holders of outstanding debt securities, may consolidate with or merger into, or sell or convey its assets substantially as an entirety to, any other corporation, provided that:

(1) the person formed by such consolidation or into which the Company is merged or which acquires such assets of the Company expressly assumes by supplemental indenture the Company's obligations on the debt securities and under the indenture; and

(2) other conditions described in the indenture are met.

Upon compliance with these provisions, the Company will be relieved of its obligations under the indenture and the debt securities.

BOOK-ENTRY DEBT SECURITIES --
REGISTRATION, TRANSFER, EXCHANGE AND PAYMENT

ARCO intends to issue each series of debt securities in "book-entry" form, represented by one or more global certificates registered in the name of The Depositary Trust Company, New York, New York (referred to as DTC), or its nominee. However, ARCO reserves the right to issue debt securities in certificate form registered in the names of the holders of the debt securities.

Ownership of beneficial interests in the global certificates representing the particular series of debt securities will be limited to persons who have accounts with DTC (participants), or persons that may hold interests through participants. DTC will keep on its computerized book-entry and transfer system a record of the principal amounts of debt securities held in the accounts of the participants. Participants, in turn, will keep records of the interests of their clients who have purchased debt securities through them. Beneficial interests in the global certificates may be shown only on, and may be transferred only through, records maintained by DTC and its participants. The laws of some states require that certain purchasers of securities take delivery of such securities only in certificate form. Such laws may limit the ability of holders of beneficial interests in the global certificates to transfer those interests to certain persons who might otherwise wish to purchase those interests.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant's accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Payments of interest and principal will be made to DTC, who in turn will credit payment to the accounts of its participants. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificates as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with certificates on a record date, by using an omnibus proxy. Payments by participants to holders of beneficial interests in the global certificates, and voting by participants, will be governed by the customary practices between the participants and holders of beneficial interests, as is the case with securities held for the account of customers registered in "street name."

ARCO and the trustee and the paying agent will treat DTC as the sole owner of the global certificates for all purposes. Accordingly, ARCO, the trustee, and any paying agent will have no responsibility or liability:

- for the records relating to beneficial ownership interests in the global certificates; or

- for the payments of principal and interest due for the accounts of beneficial holders of interests in the global certificates.

Unless ARCO decides to issue the debt securities in certificate form, the global certificates representing a series of debt securities may not be transferred. However, a global certificate may be transferred by DTC to its nominees or successors.

A series of debt securities represented by global certificates will be exchangeable for debt securities in certificate form with the same terms in authorized denominations only if:

- DTC notifies ARCO that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by ARCO within 90 days; or

- ARCO decides not to require all of the debt securities of a series to be represented by global certificates and notifies the Trustee of that decision.

ARCO has obtained the foregoing information concerning DTC and DTC's book-entry system from DTC and other sources it believes reliable, but takes no responsibility for the accuracy of this information.

CONCERNING THE TRUSTEE

The indenture contains certain limitations on the right of the trustee, as a creditor of the Company, to obtain payment of claims and to realize on certain property received with respect to such claims, as security or otherwise. The trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate that conflict or resign. Each of The Chase Manhattan Bank, N.A., trustee under the 1985 Indenture, and The Bank of New York, trustee under the 1992 Indenture, also acts as trustee under other outstanding series of debt securities of the Company and extends credit to the Company and its subsidiaries in the ordinary course of business.

                              PLAN OF DISTRIBUTION

The Company may sell the debt securities:

(1) through underwriters or dealers,

(2) directly to a limited number of institutional purchasers or to a single purchaser, or

(3) through agents.

The prospectus supplement with respect to a series of debt securities will set forth the terms of the offered debt securities, including the name or names of any underwriters, the purchase price, the proceeds to the Company, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities may be listed.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Debt securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase debt securities from the Company at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                    EXPERTS

PricewaterhouseCoopers LLP, formerly known as Coopers & Lybrand L.L.P., independent accountants, audited the Company's consolidated financial statements which are incorporated by reference in this prospectus in reliance on the authority of PricewaterhouseCoopers LLP, as experts in accounting and auditing.

                                 LEGAL OPINION

The legality of debt securities offered hereby will be passed upon for the Company by Diane A. Ward, Esq., Counsel -- Securities and Finance of Atlantic Richfield Company, 515 South Flower Street, Los Angeles, California 90071. As of December 31, 1998, Ms. Ward owned directly or indirectly approximately 1,834 shares of Common Stock of the Company and owned directly options to purchase 900 shares of such stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $417,000
Rating Agency Fees..........................................   300,000*
Fees and expenses of the Trustee............................    50,000*
Printing and engraving expenses.............................   100,000*
Accounting fees.............................................    70,000*
Qualification under state securities laws...................    15,000*
Miscellaneous...............................................     5,000*
                                                              --------
                                                              $957,000
                                                              ========

---------------
* Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 25 of the By-Laws of the Company and to
Section 145 of the General Corporation Law of the State of Delaware as set forth below.

     Section 25 of the By-Laws of the Company provides:

          (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of a person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

          (b) Right of claimant to bring suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

          (c) Non-exclusivity of rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

          (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnity such persons against such expense, liability or loss under the General Corporation Law of Delaware.

          (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

          (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

     Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company has entered into or will enter into individual indemnity agreements with each of its present and future directors and officers embodying the provisions of Section 25 of the By-Laws a form of which indemnity agreement is included as Exhibit 99.

     Pursuant to Section 7 of the Underwriting Agreement, which is Exhibit 1 hereto, the underwriters named therein have agreed to indemnify the Company, its directors and certain of its officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933 (the "Act").

     The Company carries Directors and Officers Liability Insurance with a limit of $210 million to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

ITEM 16. EXHIBITS.

         1     Form of proposed Underwriting Agreement.
         4.1   Form of proposed Debt Securities.
         4.2   Indenture, dated as of May 15, 1985, between the Company and
               The Chase Manhattan Bank, N.A., Trustee, relating to the
               securities being registered.
         4.3   Indenture, dated as of January 1, 1992, between the Company and The Bank of New York, Trustee, relating to the
               securities being registered.
         5     Opinion with consent of Diane A. Ward, Esq.,
               Counsel -- Securities and Finance of the Company.
        12     Statement of computation of ratio of earnings to fixed
               charges.
        23.1   Consent of Diane A. Ward, Esq., Counsel -- Securities and
               Finance of the Company (included in Exhibit 5).
        23.2   Consent of PricewaterhouseCoopers LLP.
        24     Power of Attorney.
        25.1   Statement of eligibility of The Chase Manhattan Bank, N.A., as Trustee.
        25.2   Statement of eligibility of The Bank of New York, as
               Trustee.
        99     Form of Indemnity Agreement.

ITEM 17. UNDERTAKINGS.

     A. Undertaking Pursuant to Rule 415.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. Undertaking Pursuant to Rule 430A.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 27th day of January, 1999.

                                          ATLANTIC RICHFIELD COMPANY

                                          By:        * MICHAEL E. WILEY
                                            ------------------------------------
                                                      Michael E. Wiley
                                                    President and Chief
                                                     Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

                  * MIKE R. BOWLIN                       Chairman of the Board,
-----------------------------------------------------   Chief Executive Officer
                   Mike R. Bowlin                             and Director
             Principal executive officer

                 * MARIE L. KNOWLES                     Executive Vice President
-----------------------------------------------------     and Chief Financial
                  Marie L. Knowles                              Officer
             Principal financial officer

                  * FRANK D. BOREN                              Director
-----------------------------------------------------
                   Frank D. Boren

                    * JOHN GAVIN                                Director
-----------------------------------------------------
                     John Gavin

                    * KENT KRESA                                Director
-----------------------------------------------------
                     Kent Kresa

                 * ARNOLD G. LANGBO                             Director
-----------------------------------------------------
                  Arnold G. Langbo

                * DAVID T. MCLAUGHLIN                           Director
-----------------------------------------------------
                 David T. McLaughlin

                 * JOHN B. SLAUGHTER                            Director
-----------------------------------------------------
                  John B. Slaughter

                                                                January 27, 1999

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                                                                Director
                   * GARY L. TOOKER
-----------------------------------------------------
                    Gary L. Tooker

                    * HENRY WENDT                               Director
-----------------------------------------------------
                     Henry Wendt

                  * GAYLE E. WILSON                             Director
-----------------------------------------------------
                   Gayle E. Wilson

                /s/ ALLAN L. COMSTOCK                      Vice President and
-----------------------------------------------------          Controller
                   Allan L. Comstock
             Principal accounting officer

                                                                January 27, 1999

*By     /s/  ALLAN L. COMSTOCK
     ---------------------------------
             Allan L. Comstock
            (Attorney in fact)

                                 EXHIBIT INDEX

        EXHIBIT NO.                          DESCRIPTION
        -----------                          -----------
         1           Form of proposed Underwriting Agreement.
         4.1         Form of proposed Debt Securities.
         4.2         Indenture, dated as of May 15, 1985, between the Company and
                     The Chase Manhattan Bank, N.A., Trustee, relating to the
                     securities being registered.
         4.3         Indenture, dated as of January 1, 1992, between the Company and The Bank of New York, Trustee, relating to the
                     securities being registered.
         5           Opinion with consent of Diane A. Ward, Esq.,
                     Counsel -- Securities and Finance of the Company.
        12           Statement of computation of ratio of earnings to fixed
                     charges.
        23.1         Consent of Diane A. Ward, Esq., Counsel -- Securities and
                     Finance of the Company (included in Exhibit 5).
        23.2         Consent of PricewaterhouseCoopers LLP.
        24           Power of Attorney.
        25.1         Statement of eligibility of The Chase Manhattan Bank, N.A., as Trustee.
        25.2         Statement of eligibility of The Bank of New York, as
                     Trustee.
        99           Form of Indemnity Agreement.